Exhibit 99.4
Vector Tobacco Inc. and Subsidiaries
Consolidated Financial Statements
As of December 31, 2007 and 2006
and for each of the three years
ended December 31, 2007, 2006 and 2005

Vector Tobacco Inc. and Subsidiaries
Index
December 31, 2007 and 2006

Page(s)
Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Consolidated Balance Sheets	2–3

Consolidated Statements of Operations	4

Consolidated Statements of Stockholder’s Equity (Deficit)	5

Consolidated Statements of Cash Flows	6–7

Notes to Consolidated Financial Statements	8–26

Consolidated Financial Statement Schedule

Schedule II — Valuation and Qualifying Accounts	27

Report of Independent Registered Public Accounting Firm
To the Board of Directors and the
Stockholder of Vector Tobacco Inc.:
In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Vector Tobacco Inc. and its subsidiaries (the “Company”), a wholly-owned subsidiary of Vector Group Ltd., at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Notes 10 and Note 18 to the consolidated financial statements, the Company changed the manner in which it accounts for defined benefit and other postretirement plans effective December 31, 2006 and the manner in which it accounts for share-based compensation in 2006. Also, as discussed in Note 11, the Company changed the manner in which it accounts for uncertain tax positions on January 1, 2007.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 29, 2008

Vector Tobacco Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2007 and 2006
(in thousands of dollars)

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$2,654	$4,579
Accounts receivable — trade, less allowances of $13 and $33 respectively	387	739
Due from related parties	—	8
Inventories, net	4,830	9,101
Other current assets	137	115

Total current assets	8,008	14,542
Property, plant and equipment, net	100	80
Intangible asset	107,511	107,511
Other assets	604	416

Total assets	$116,223	$122,549

The accompanying notes are an integral part of these consolidated financial statements.

Vector Tobacco Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2007 and 2006
(in thousands of dollars, except per share amounts)

	2007	2006
Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$—	$35,000
Revolving demand promissory note — parent	—	111,771
Accounts payable — trade	6	15
Due to related parties	6,320	5,248
Accrued promotional expenses	649	729
Estimated allowance for sales returns	1,100	1,094
Settlement accruals	260	5,632
Other	1,706	3,146

Total current liabilities	10,041	162,635
Non-current employee benefits	614	432
Deferred income taxes	16,266	13,410
Other long-term liabilities	1,771	457

Total liabilities	28,692	176,934

Commitments and contingencies (Note 14)

Stockholder’s equity (deficit):
Common stock ($1 par value per share; 1,000 shares authorized; 100 shares issued and outstanding)	—	—
Additional paid-in capital	415,067	280,671
Accumulated other comprehensive income	312	303
Accumulated deficit	(327,848)	(335,359)

Total stockholder’s equity (deficit)	87,531	(54,385)

Total liabilities and stockholder’s equity	$116,223	$122,549

The accompanying notes are an integral part of these consolidated financial statements.

Vector Tobacco Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2007, 2006, and 2005
(in thousands of dollars)

	2007	2006	2005
Revenues *	$72,296	$72,017	$72,387

Expenses:
Cost of goods sold	44,757	48,486	44,407
Selling, general and administrative	6,801	6,348	9,321
Fees paid to Vector Group Ltd.	500	426	411
Restructuring and impairment charges	—	1,709	(13)
Research and development	4,240	6,739	9,020

Operating income	15,998	8,309	9,241

Other income (expense):
Interest income	72	—	5
Interest expense	(5,704)	(12,375)	(25,247)

Income (loss) before income taxes	10,366	(4,066)	(16,001)
Income tax provision	(2,855)	(2,855)	(2,855)

Net income (loss)	$7,511	$(6,921)	$(18,856)

*	Revenues and cost of goods sold include excise taxes of $23,681, $25,621, and $24,846 for the years ended December 31, 2007, 2006, and 2005, respectively.
The accompanying notes are an integral part of these consolidated financial statements.

Vector Tobacco Inc. and Subsidiaries
Consolidated Statements of Stockholder’s Equity (Deficit)
Years Ended December 31, 2007, 2006, and 2005
(in thousands of dollars)

					Accumulated
				Additional	Other		Total
	Common Stock			Paid-In	Comprehensive	Accumulated	Stockholder’s
	Shares		Amount	Capital	Income	Deficit	Equity (Deficit)
Balance as of December 31, 2004	100		$—	$61,539	$118	$(309,582)	$(247,925)

Capital contributions	—		—	218,897	—	—	218,897
Amortization of deferred compensation	—		—	103	—	—	103
Net loss	—		—	—	—	(18,856)	(18,856)

Balance as of December 31, 2005	100		—	280,539	118	(328,438)	(47,781)

Amortization of deferred compensation	—		—	132	—	—	132
Accumulated other comprehensive income	—		—	—	185	—	185
Net loss	—		—	—	—	(6,921)	(6,921)

Balance as of December 31, 2006	100		—	280,671	303	(335,359)	(54,385)

Capital contributions	—		—	144,396	—	—	144,396
Accumulated other comprehensive income	—		—	—	9	—	9
Distributions	—		—	(10,000)	—	—	(10,000)
Net income	—		—	—	—	7,511	7,511

Balance as of December 31, 2007	100	*	$—	$415,067	$312	$(327,848)	$87,531

*	Stock pledged as collateral for Vector Tobacco’s guarantee of the Parent Company’s debt. See Note 2
The accompanying notes are an integral part of these consolidated financial statements.

Vector Tobacco Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2007, 2006, and 2005
(in thousands of dollars)

	2007	2006	2005
Cash flows from operating activities:
Net income (loss)	$7,511	$(6,921)	$(18,856)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55	254	605
Deferred taxes	2,855	2,855	2,855
Non-cash stock-based compensation	—	132	103
Net loss on disposal of equipment	—	—	6
Non-cash interest expense	1,627	10,096	22,956
Restructuring and impairment charges	—	2,599	(13)
Cash payments on restructuring liabilities	(700)	—	(360)
Changes in assets and liabilities:
Accounts receivable	352	317	(1,056)
Inventories	4,271	(3,863)	4,337
Other assets	(22)	125	668
Accounts payable	(9)	(177)	(88)
Due to/from related parties	1,080	1,858	(9,426)
Accrued expenses	(6,180)	3,095	(254)
Change in book overdraft	(5)	(29)	14
Employee benefits	182	172	(411)
Other long-term liabilities	1,311	37	420

Net cash provided by operating activities	12,328	10,550	1,500

Cash flows from investing activities:
Capital expenditures	(58)	(31)	(11)
Proceeds from sales of equipment to related parties	—	—	57
Increase in restricted assets	—	(8)	—
Purchase of trademark	—	—	(25)
(Increase) decrease in cash surrender value of life insurance policies	(195)	(122)	168

Net cash (used in) provided by investing activities	(253)	(161)	189

Cash flows from financing activities:
Repayments of notes payable	(4,000)	(5,825)	(3,100)
Distributions	(10,000)	—	—

Net cash used in financing activities	(14,000)	(5,825)	(3,100)

Net (decrease) increase in cash and cash equivalents	(1,925)	4,564	(1,411)
Cash and cash equivalents
Beginning of period	4,579	15	1,426

End of period	$2,654	$4,579	$15

The accompanying notes are an integral part of these consolidated financial statements.

Vector Tobacco Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2007, 2006, and 2005
(in thousands of dollars)
Supplemental schedule of non-cash investing and financing activities
•	Vector Tobacco Inc. (“Vector Tobacco”) recorded $9 and $185 in other accumulated comprehensive income during 2007 and 2006, respectively, in relation to certain pension plans.

•	Vector Tobacco recorded non-cash capital contributions from VGR Holding LLC (“VGR”) in the amount of $109,396 and $218,897 during the years ended December 31, 2007 and December 31, 2005, respectively, to retire the revolving credit facility balance.

•	Vector Tobacco recorded a non-cash capital contribution from VGR in the amount of $35,000 during the year ended December 31, 2007 for the payment of a note on behalf of Vector Tobacco.
The accompanying notes are an integral part of these consolidated financial statements.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
1.	Background

Vector Tobacco Inc. (“Vector Tobacco” or the “Company”), is a wholly-owned subsidiary of VGR Holding LLC (“VGR”), which in turn is wholly owned by Vector Group Ltd. (“Vector”). The Company is engaged in the development and marketing of low nicotine and nicotine-free cigarette products, the development of reduced risk cigarette products, and the manufacturing and sale of other discount cigarettes in the United States. Certain management and administrative functions are performed by affiliates. (See Note 16.)

In January 2003, Vector Tobacco introduced QUEST, the Company’s brand of low nicotine and nicotine-free cigarette products. QUEST brand cigarettes are currently marketed as premium cigarettes to permit adult smokers, who wish to continue smoking, to gradually reduce their intake of nicotine. The products are not labeled or advertised for smoking cessation and Vector Tobacco makes no claims that QUEST is safer than other cigarette products.

Vector Tobacco is also engaged in the sale of conventional cigarettes through its USA, Silver Eagle, Eagle and Meridian brands.

The Vector Tobacco brands are marketed by the sales representatives of Liggett Vector Brands Inc. (“LVB”), which coordinates the sales, marketing and manufacturing efforts along with certain support functions for all of Vector Tobacco’s tobacco operations. Liggett Group LLC (“Liggett”), an affiliate of Vector Tobacco, manufactures all of Vector Tobacco’s cigarette brands under contract at Liggett’s Mebane, North Carolina manufacturing facility.

2.	Liquidity

Vector Tobacco’s new product initiatives are subject to substantial risks, uncertainties and contingencies which include, without limitation, the challenges inherent in new product development initiatives, the ability to raise capital and manage the growth of the Company’s business, potential disputes concerning Vector Tobacco’s intellectual property, intellectual property of third parties, potential extensive government regulation or prohibition, uncertainty regarding pending legislation providing for FDA regulation of cigarettes, third party allegations that Vector Tobacco products are unlawful or bear deceptive or unsubstantiated product claims, potential delays in obtaining tobacco, other raw materials and any technology needed to produce Vector Tobacco’s products, market acceptance of Vector Tobacco’s products, competition from companies with greater resources and the dependence on key employees.

At December 31, 2007, the Company had stockholder’s equity of $87,531. Since inception, the Company’s operations have been predominantly funded by Vector. In 2007, VGR contributed $144,396 to Vector Tobacco’s capital, $35,000 of which related to the final payment on the note payable issued in connection with the April 2002 purchase of The Medallion Company Inc. (“Medallion”) and $109,396 related to the retirement of an intercompany promissory note.

Vector and VGR are holding companies and as a result do not have any operating activities that generate revenues or cash flows. Accordingly, Vector relies on distributions from VGR and its other subsidiaries and investments and VGR relies on distributions from its other subsidiaries, including Vector Tobacco, in order to fund its operations and meet its obligations. Vector has certain debt outstanding which will require interest and principal payments over the terms of such debt. Interest and principal to service the debt is expected to be funded by Vector’s cash and cash equivalents, investments, the operations of Vector’s subsidiaries, including Vector Tobacco, and proceeds, if any, from Vector’s future financings. During 2007, Vector Tobacco made a distribution of $10,000 to VGR. Vector’s outstanding indebtedness at December 31, 2007 is discussed below.

11% Senior Secured Notes due 2015

In August 2007, Vector sold $165,000 of its 11% Senior Secured Notes due 2015 (the “Senior Secured Notes”) in a private offering to qualified institutional investors in accordance with Rule 144A of the Securities Act of 1933. Vector intends to use the net proceeds of the issuance for general corporate purposes which may include working capital requirements, the financing of capital expenditures, future

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
acquisitions, the repayment or refinancing of outstanding indebtedness, payment of dividends and distributions and the repurchase of all or any part of its outstanding debt obligations.

The Senior Secured Notes are fully and unconditionally guaranteed on a joint and several basis by all of the wholly-owned domestic subsidiaries of Vector that are engaged in the conduct of the Vector’s cigarette businesses, including Vector Tobacco. Vector Tobacco’s stock has been pledged as collateral for the guarantee of the Senior Secured Notes. Vector Tobacco’s consolidated balance sheet, statement of operations and statement of stockholder’s equity (deficit) as of December 31, 2007 do not reflect any balances related to these notes as the debt is not acquisition related.

The Senior Secured Notes are due with a lump sum payment of $165,000 in 2015. Annual interest charges are estimated to be approximately $18,500 throughout the term of the debt. Vector Tobacco’s cash flows from operations may be utilized to fund the interest and debt obligation of the Senior Secured Notes through dividend payments by Vector Tobacco.

Additional Parent Company Notes

As of December 31, 2007, Vector has debt with a principal amount of approximately $221,864 in addition to the Senior Secured Notes of $165,000 previously discussed. (See Note 9.) These notes are not guaranteed or collateralized by Vector Tobacco or its assets. This $221,864 of debt is also not reflected in Vector Tobacco’s consolidated financial statements because these obligations are not acquisition-related.

3.	Summary of Significant Accounting Policies

Basis of Presentation

Management believes the assumptions underlying the consolidated financial statements are reasonable. However, the consolidated financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented. Amounts due to and receivable from Vector, including related party debt, are shown separately on the balance sheets. All significant intercompany accounts and transactions have been eliminated in consolidation.

General Corporate Expenses

General corporate expense allocations represent costs related to corporate functions such as executive oversight, risk management, accounting, legal, investor relations, tax, other services and employee benefits and incentives Vector provides to the Company. The allocations are based on a reasonable estimation of Vector’s overhead expenses based on the relative specific identification and the relative percentage of the Company’s revenues and headcount to Vector’s total cost. These allocations are reflected in fees paid to Vector in the Company’s consolidated statements of operations in $500, $426, and $411 in 2007, 2006, and 2005, respectively.

The Company and Vector consider these general corporate expense allocations to be a reasonable reflection of the utilization of services provided. The allocations may not, however, reflect the expense the Company would have incurred as a stand-alone company. Actual costs which may have been incurred if the Company had been a stand-alone company in 2005, 2006 and 2007 would depend on a number of factors, including how the Company chose to organize itself, what, if any, functions were

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
outsourced or performed by LVB employees and strategic decisions made in areas such as infrastructure. However, the Company currently does not believe the difference between the cost allocations from Vector and the costs the Company would have incurred on a stand-alone basis would have a material impact on the Company’s consolidated statements of operations, balance sheets or statements of cash flows for 2005, 2006, and 2007.

Principles of Consolidation

These consolidated financial statements include the accounts of Vector Tobacco and its wholly-owned subsidiaries, Vector Tobacco Ltd. (Bermuda), VT Roxboro LLC, and VT Real Estate Ltd. as well as the accounts of Vector Research LLC, an affiliated entity performing research for developing low nicotine and nicotine-free cigarette and reduced risk tobacco products. Vector Tobacco has consolidated Vector Research LLC under the provisions of the Financial Accounting Standards Board’s (“FASB”) Interpretation No. 46(R) (“FIN 46(R)”), “Consolidation of Variable Interest Entities”. The consolidated financial statements exclude VT Aviation LLC as Vector consolidates this entity as its primary beneficiary. In 2006, VT Roxboro LLC was merged into VT Real Estate Ltd. In 2007, VT Real Estate Ltd. was dissolved.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2007, and 2006, and the reported amounts of revenues and expenses for the years ended December 31, 2007, 2006, and 2005. Significant estimates subject to material changes in the near term include restructuring and impairment charges, promotional accruals, inventory reserves, allowances for doubtful accounts and allowances for sales returns, Master Settlement Agreement (“MSA”) liabilities, the tobacco quota buy-out, and litigation and defense costs. Actual results could differ from those estimates.

Cash and Cash Equivalents

The carrying value of cash and cash equivalents, restricted assets and short-term loans approximate their fair value. Management considers cash and cash equivalents to include cash on hand, amounts on deposit in banks, and highly liquid investments with maturity dates when purchased of three months or less. Bank deposits are held in several financial institutions. Those financial institutions are each insured by the Federal Deposit Insurance Corporation (“FDIC”) for deposits up to $100. The carrying amount of bank deposits, including amounts classified as cash and cash equivalents, were approximately $2,654 and $4,579 at December 31, 2007, and 2006 respectively. Bank deposits of approximately $100 at December 31, 2007 and 2006, respectively, are insured by the FDIC.

Accounts Receivable

Accounts receivable-trade are recorded at their net realizable value. The allowance for doubtful accounts and cash discounts was $13 and $33 at December 31, 2007 and 2006, respectively.

Inventories

Inventories are valued at the lower of cost or market with cost determined using the first-in, first-out (“FIFO”) method. Although portions of leaf tobacco inventories may not be used or sold within one year because of the time required for aging, they are included in current assets, which is common practice in the cigarette industry. It is not practicable to determine the amount that will not be used or sold within one year.

The Company estimates an inventory reserve for excess quantities and obsolete items based on specific identification and historical write-offs, taking into account future demand and market

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
conditions. During the fourth quarter of 2006, the Company recognized a non-cash charge of $890 to adjust the carrying value of excess inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets which are three to fifteen years for machinery and equipment. Leasehold improvements are amortized over the term of the respective lease or the estimated useful life of improvements whichever is shorter.

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. The cost and related accumulated depreciation of property, plant and equipment are removed from the accounts upon retirement or other disposition and any resulting gain or loss is reflected in operations.

Under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company is required to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property, plant and equipment against their related future undiscounted cash flows. If the carrying value exceeds such cash flows, then impairment is deemed to exist. The amount of any impairment is determined by comparing the long-lived assets’ carrying value against its fair value, which is determined using discounted future cash flows.

Intangible Asset

The Company is required to conduct an annual review of intangible assets for potential impairment including the intangible asset of $107,511, which is not subject to amortization due to its indefinite useful life. This intangible asset relates to the exemption of Medallion, acquired in April 2002, under the MSA agreement, which states payments under the MSA continue in perpetuity. (See Note 4.) As a result, the Company believes it will realize the benefit of the exemption for the foreseeable future.

Other intangible assets, included in other assets, consisting of trademarks and patent rights, are amortized using the straight-line method over 10-12 years and had a net book value of $53 and $60 at December 31, 2007 and 2006, respectively. The amortization expense related to the intangible assets was $7, $110, and $128 in 2007, 2006, and 2005, respectively. In connection with the December 2006 restructuring of Vector Research, the Company recorded an impairment charge of approximately $650 related to a patent, which is included as a component of “Restructuring and impairment charges” in the Company’s consolidated statement of operations for the year ended December 31, 2006.

Revenue Recognition

Revenues from sales are recognized upon shipment of finished goods when title and risk of loss have passed to the customer, there is pervasive evidence of an arrangement, the sales price is determinable and collectibility is reasonably assured. The Company provides for expected sales returns. Certain sales incentives, including buydowns, are classified as reductions of net sales in accordance with the FASB’s Emerging Issues Task Force (“EITF”) Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” In accordance with EITF Issue No. 06-3, “How Sales Taxes Should be Presented in the Income Statement (Gross versus Net)”, the Company’s accounting policy is to include federal excise taxes in revenues and cost of goods sold. Such revenues and cost of goods sold totaled $23,681, $25,621, and $24,846 for the years ended December 31, 2007, 2006, and 2005, respectively. Since the Company’s primary line of business is tobacco, the Company’s financial position and its results of operations and cash flows have been and

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
could continue to be materially adversely affected by significant unit sales volume declines, litigation and defense costs, increased tobacco costs or reductions in the selling price of cigarettes in the near term.

Shipping and Handling Fees and Costs

Shipping and handling fees related to sales transactions are not billed to customers nor recorded as sales revenue. Shipping and handling costs, which were $634, $687, and $671 in 2007, 2006, and 2005, respectively, are recorded as selling, general and administrative expenses.

Advertising

Advertising costs are expensed as incurred and were $3, $29, and $25 for they years ended December 31, 2007, 2006 and 2005, respectively, and are recorded as selling, general and administrative expenses.

Research and Development Costs

Research and development costs are expensed as incurred. Expenditures by Vector Tobacco for research and development activities were $4,240, $6,739, and $9,020 in 2007, 2006, and 2005, respectively.

Stock-Based Compensation

Effective January 1, 2006, the Company through an affiliate accounted for employee stock compensation plans under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which requires companies to measure compensation cost for share-based payments at fair value.

Prior to January 1, 2006, the Company accounted for employee stock compensation plans under APB Opinion No. 25, “Accounting for Stock Issued to Employees” with the intrinsic value-based method permitted by SFAS No. 123, and “Accounting for Stock-Based Compensation” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment to FASB Statement No. 123.” Accordingly, no compensation expense was recognized when the exercise price was equal to the market price of the underlying common stock on the grant date for the year ended December 31, 2005. (See Note 18.)

Employee Benefits

Employees of LVB, an affiliate, perform services for Vector Tobacco and associated expenses, including benefits, of such employees are allocated to Vector Tobacco. A senior executive of Vector Research LLC participates in the Supplemental Executive Retirement Plan (“SERP”) sponsored by Vector and such expenses are allocated from Vector to Vector Tobacco.

Income Taxes

The Company adopted FIN 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)”, on January 1, 2007. FIN 48 requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. If the tax position meets the more-likely-than-not recognition threshold, the tax effect is recognized at the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. FIN 48 requires that a liability created for unrecognized deferred tax benefits shall be presented as a liability and not combined with deferred tax liabilities or assets.

Deferred taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes as well as tax

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
credit carryforwards and loss carryforwards. These deferred taxes are measured by applying currently enacted tax rates. A valuation allowance reduces deferred tax assets when it is deemed more likely than not that future taxable income will be insufficient to realize some portion or all of the deferred tax assets.

Vector Tobacco’s U.S. income tax provision and related deferred income tax amounts are determined as if the Company filed tax returns on a stand alone basis. The Company’s entities currently join in the filing of a consolidated U.S. tax return with Vector and its other U.S. subsidiaries.

Legal Costs

The Company records litigation costs as selling, general and administrative expenses as those costs are incurred.

Litigation is subject to many uncertainties, and it is possible that the Company’s consolidated financial position, results of operations or cash flows could be materially adversely affected by an unfavorable outcome in any such smoking-related litigation.

Distributions and dividends on common stock

The Company records distributions on its common stock as dividends in its consolidated statement of stockholder’s equity (deficit) to the extent of retained earnings. Any amounts exceeding retained earnings are recorded as a reduction to additional paid-in-capital.

Comprehensive Income

Other comprehensive income is a component of stockholder’s equity (deficit) and relates to pension related adjustments.

The components of accumulated other comprehensive income were as follows at December 31:

	2007	2006
Pension related amounts	$312	$303
Fair Value of Financial Instruments

The carrying amount of borrowings outstanding under the variable rate revolving credit facility and other long-term debt is a reasonable estimate of fair value, based upon estimated current borrowing rates for loans with similar terms and maturities. The estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)

	December 31, 2007		December 31, 2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$2,654	$2,654	$4,579	$4,579
Financial liabilities:
Notes payable and long-term debt	—	—	146,771	146,176
New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement. SFAS No. 157 clarifies that fair value should be based on assumptions that market participants would use when pricing an asset or liability and establishes a fair value hierarchy of three levels that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS No. 157 requires fair value measurement to be separately disclosed by level within the fair value hierarchy. The provisions of SFAS No. 157 will become effective for the Company beginning January 1, 2008. Generally, the provisions of this statement are to be applied prospectively. Certain situations, however, require retrospective application as of the beginning of the year of adoption through the recognition of a cumulative effect of accounting change. Such retrospective application is required for financial instruments, including derivatives and certain hybrid instruments with limitations on initial gains or losses under EITF Issue No. 02-03, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities”. The Company has not completed its assessment of the impact of this standard on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided the entity also elects to apply the provisions of SFAS No. 157. The Company is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), a revised version of SFAS No. 141, “Business Combinations.” The revision is intended to simplify existing guidance and converge rulemaking under U.S. Generally Accepted Accounting Principles with international accounting rules. This statement applies prospectively to business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date.

4.	Medallion

On April 1, 2002, an indirect wholly owned subsidiary of Vector acquired the stock of Medallion and certain related assets from Medallion’s principal stockholder. The total purchase price consisted of $50,000 in cash and $60,000 in promissory notes, which were guaranteed by Vector and Liggett. Subsequently, and on the same day, the acquiring Vector subsidiary and Vector Tobacco were merged into Medallion, and Medallion was renamed Vector Tobacco Inc. As a result of these transactions, Vector Tobacco became the obligor for $60,000 of promissory notes. (See Note 9.) Vector made the final acquisition payment of $35,000 on April 2, 2007 on behalf of Vector Tobacco. The Company has accounted for the Vector payment of $35,000 as a capital contribution during 2007.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
Medallion, formerly a discount cigarette manufacturer headquartered in Richmond, Virginia, is a participant in the MSA agreement between the state Attorneys General and the tobacco industry. Medallion has no payment obligations under the MSA agreement except to the extent its market share exceeds approximately 0.28% of total cigarettes sold in the United States (approximately 1.0 billion cigarettes).

5.	Inventories

Inventories consist of the following at December 31:

	2007	2006
Leaf tobacco	$122	$92
Work-in-process	61	70
Finished goods	4,647	8,939

Total inventories, net	$4,830	$9,101

Leaf tobacco at December 31, 2007 includes costs related to tobacco purchased by the Company from third party tobacco dealers and tobacco grown under contract with independent farmers. There were no leaf tobacco purchase commitments at Vector Tobacco as of December 31, 2007. During 2007, the Company entered into a single source supply agreement for fire safe cigarette paper through 2012.

There was no genetically modified tobacco included in the Company’s leaf tobacco inventory as of December 31, 2007. In connection with the Company’s decision in November 2006 to discontinue the genetics operation of Vector Research and not pursue, at this time, FDA approval of QUEST as a smoking cessation aide, the Company recognized a non-cash charge of $890 to adjust the carrying value of excess genetically modified QUEST leaf tobacco inventory in 2006. The charge was recorded in cost of goods sold for the year ended December 31, 2006.

The Company capitalizes the incremental prepaid cost of the MSA agreement in ending inventory.

Since January 1, 2004 all of Vector Tobacco’s products have been manufactured under a contract manufacturing agreement by Liggett at Liggett’s manufacturing facility in Mebane, North Carolina. (See Note 16.)

6.	Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

	2007	2006
Buildings and improvements	$47	$24
Construction-in-progress	—	2
Machinery and equipment	2,017	1,970

Property, plant and equipment	2,064	1,996
Less accumulated depreciation	(1,964)	(1,916)

Property, plant and equipment, net	$100	$80

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
Depreciation expense was $48, $144, and $477 for the years ended December 31, 2007, 2006, and 2005, respectively. There were no commitments to purchase machinery and equipment at December 31, 2007.
7.	Intangible Assets

Intangible assets consist of the following at December 31:

	2007	2006
Indefinite useful live intangible asset	$107,511	$107,511

In connection with the acquisition of Medallion, the Company allocated a portion of the total purchase price of $110,000 to Medallion’s exemption under the MSA agreement. (See Note 4.) As provided in SFAS No. 142, “Goodwill and Intangible Assets”, which was adopted by the Company on January 1, 2002, this intangible asset was deemed to have an indefinite useful life and is tested for impairment annually or more frequently when indicators of impairment are present. The annual test was performed in the fourth quarter of 2007, 2006, and 2005, resulting in no impairment.
Other intangible assets, included in other assets, consisting of trademarks and patent rights, which are amortized using the straight-line method over 10-12 years and had a net book value of $53 and $60 at December 31, 2007, and 2006, respectively. In connection with the December 2006 restructuring of Vector Research, the Company recorded an impairment charge of approximately $650, which is included as a component of “Restructuring and impairment charges” in the Company’s consolidated statement of operations for the year ended December 31, 2006. Amortization expense associated with trademarks and patents totaled $7 in 2007, $110 (excluding impairment) in 2006, and $128 in 2005. It is expected that amortization expense on existing trademark agreements will be $8 per year for the next five years.
8.	Revolving Demand Promissory Note – Parent

Vector Tobacco had a revolving demand promissory note with VGR and Vector. This credit facility, as amended, provided for borrowings up to $350,000. The principal amount was payable in full upon thirty days notice of demand. Interest accrued on the unpaid principal balance at the prime rate plus 1% (8.25% as of December 31, 2007) and was added to the principal balance on the first day of each month. Accrued interest was payable upon any prepayment of the principal or upon demand. The loan was revolving and Vector Tobacco had the right to repay a portion of the loan from time to time and thereafter seek to borrow additional funds.

The Company incurred interest expense of $5,127, $10,096 and $22,956 in 2007, 2006, and 2005, respectively. During 2007, the Company made a $3,500 interest payment, and in 2007, 2006, and 2005 the Company incurred non-cash interest expense of $1,627, $10,096, and $22,956, respectively, which increased the balance of the revolving demand promissory note due to parent.

In June 2007, Vector contributed its revolving demand promissory note (with an outstanding balance of $109,396) to Vector Tobacco by cancelling the note. The transaction was recorded as a capital contribution to the Company. In December 2005, VGR contributed $218,897 of the revolving demand promissory note leaving a balance of $107,500 at December 31, 2005. At December 31, 2006, the balance on the revolving demand promissory note was $111,771.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
9.	Long-Term Debt

Long-term debt consists of the following at December 31:

2006
Note payable-Medallion acquisition	$35,000

35,000

Less current maturities	(35,000)

Amount due after one year	$—

Notes Payable for Medallion Acquisition

On April 1, 2002 as a result of the Medallion transaction described in Note 4, the Company became obligor on two promissory notes totaling $60,000. The first note for $25,000 bore interest at 9% and was paid off at a rate of $3,125 per quarter commencing June 30, 2002 and continuing through March 31, 2004. The second note for $35,000 bore interest at 6.5% payable semi-annually. The entire principal was retired on April 2, 2007.
10.	Employee Benefit Plans
The Company’s portion of the 401(k) plan expenses sponsored by LVB, for entities in the affiliate’s controlled group, were $29, $63, and $85 for the years ended December 31, 2007, 2006, and 2005, respectively.
Defined Benefit Retirement Plans

During 2007, 2006, and 2005, a certain senior executive of Vector Research LLC also participated in the SERP sponsored by Vector. The Company expensed $191, $172, and $411 in relation to the Vector SERP plan during 2007, 2006, and 2005, respectively.
11.	Income Taxes
Vector Tobacco’s income tax provision and related deferred income tax amounts are determined as if the Company filed tax returns on a stand alone basis. The Company and its subsidiaries currently join in the filing of a consolidated tax return with Vector and its other subsidiaries.
Vector Tobacco’s operations are included in consolidated federal and state income tax returns of its indirect parent, Vector. At December 31, 2007 and 2006, the Company had $97,540 and $100,827 of unrecognized net deferred tax assets, comprised principally of net operating loss carryforwards, available to offset future taxable income for federal and state income tax purposes, respectively. A valuation allowance has been provided against these deferred tax assets as it is presently deemed more likely than not that the benefit of such net tax assets will not be utilized. The Company currently has an indefinite lived intangible asset of $107,511 that is not amortized. Therefore, the reversal of deferred tax liabilities related to this intangible asset is not considered a source of future taxable income in assessing the realization of deferred tax assets. The Company continues to evaluate the realizability of its net deferred tax assets and its estimate is subject to change.
The Company’s parent, VGR, participates in a tax sharing agreement with Vector in which VGR remits tax payments to Vector based on the consolidated taxable income of VGR and its subsidiaries (the “VGR Group”). Under the tax sharing agreement, each member of the VGR Group whose tax liability is reduced by a net operating loss or credit of another member is treated as paying such member for the use of such benefit. However, the member providing such benefit does not receive credit until it is

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
able to use the benefit on a separate company basis, rather than when the benefit is actually used by the VGR Group. Because Vector Tobacco could not use the benefit of its federal net operating losses on a separate company basis, VGR did not allocate tax benefits to Vector Tobacco as of December 31, 2007, 2006, and 2005. Consequently, no income tax benefit was recorded for the years ended December 31, 2007, 2006, and 2005.

Temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

	2007		2006
	Deferred Tax		Deferred Tax
	Asset	Liability	Asset	Liability
Sales and product allowances	$441	$—	$407	$—
Inventories	21	—	27	—
Property, plant and equipment	—	4	12	—
Compensation, benefits and related items	460	—	466	—
Amortization of intangibles	—	16,266	—	13,410
Restructuring	25	—	238	—
Settlement payments	—	1,848	—	—
Net operating losses	139,787	—	138,663	—
Valuation allowance	(138,882)	—	(139,813)	—
Reclassifications	(1,852)	(1,852)	—	—

Total deferred taxes	$—	$16,266	$—	$13,410

Differences between the amounts provided for income taxes and amounts computed at the federal statutory tax rates for the years ended December 31, 2007, 2006, and 2005 are summarized as follows:

	2007	2006	2005
Income (loss) before income tax provision	$10,366	$(4,066)	$(16,001)

Federal income tax expense (benefit) at statutory rate	$3,628	$(1,423)	$(5,600)
Decreases resulting from:
State income tax provision (benefit) at statutory rate, net of federal income tax expense (benefit)	488	(192)	(754)
Other changes due to changes in deferred state income tax assets	(330)	(1,978)	(714)
Other, net	—	55	51
Change in valuation allowance, net	(931)	6,393	9,872

Total income tax provision	$2,855	$2,855	$2,855

As of January 1, 2007, the Company adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)”. The Company did not recognize any adjustment in the liability for unrecognized tax benefits as a result of the adoption of FIN 48 that impacted the January 1, 2007 accumulated deficit.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
There were no unrecognized tax benefits at January 1, 2007 and December 31, 2007, respectively. The Company classifies all tax-related interest and penalties as income tax expense.
12.	Operating Leases

As of December 31, 2007, the Company has operating leases with terms greater than one year for building space, vehicles and office equipment. The future minimum lease payments are as follows:

Lease
Year Ending December 31:	Commitments
2008	$307
2009	289

Total	$596

In addition to the above scheduled future minimum lease payments, Vector Tobacco expects to receive approximately $295 in allocated rental expense over the next five years and thereafter from LVB. (See Note 16.)
Rental expense for the years ended December 31, 2007, 2006, and 2005 was $349, $934, and $972, respectively.
13.	Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash and cash equivalents.
Vector Tobacco’s customers are primarily candy and tobacco distributors, and large grocery, drug and convenience store chains. Three customers accounted for approximately 32%, 17% and 15%, respectively of gross sales in 2007. Three customers accounted for approximately 27%, 17% and 14%, respectively, of gross sales in 2006. Two customers accounted for approximately 33% and 16%, respectively, of gross sales in 2005. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the Company’s customer base and the frequency of orders by these customers. Vector Tobacco’s largest single customer represented approximately 48% of net accounts receivable at December 31, 2007 and 21% at December 31, 2006. This customer had no outstanding balance at December 31, 2005. Ongoing credit evaluations of customers’ financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have generally not exceeded management’s estimates.
The Company maintains cash deposits and money market accounts with major banks which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes that the risk of loss is minimal.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
14.	Contingencies
Smoking-Related Litigation

Overview

Since 1954, United States cigarette manufacturers have been named as defendants in numerous direct and third-party actions predicated on the theory that cigarette manufacturers should be liable for damages alleged to have been caused by cigarette smoking or by exposure to secondary smoke from cigarettes. Although, new cases continue to be commenced against certain cigarette manufacturers, including Vector Tobacco’s affiliate, Liggett, Vector Tobacco has not been named as a defendant in any such actions.
Master Settlement Agreement

In November 1998, Philip Morris Incorporated, Brown & Williamson Tobacco Corporation, R.J. Reynolds Tobacco Company and Lorillard Tobacco Company (collectively, the “Original Participating Manufacturers” or “OPMs”) (together with the OPMs and any other tobacco product manufacturer that becomes a signatory, the “Subsequent Participating Manufacturers” or “SPMs”), (the OPMs and SPMs are hereinafter referred to jointly as the “Participating Manufacturers”) entered into the Master Settlement Agreement (the “MSA”) with 46 states, the District of Columbia, Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas (collectively, the “Settling States”) to settle the asserted and unasserted health care cost recovery and certain other claims of those Settling States. The MSA received final judicial approval in each Settling States. In February 1999, Medallion (n/k/a Vector Tobacco) became a subsequent participating manufacturer under the MSA.

In the settling jurisdictions, the MSA released Vector Tobacco from:
•	all claims of the Settling States and their respective political subdivisions and other recipients of state health care funds, relating to: (i) past conduct arising out of the use, sale, distribution, manufacture, development, advertising and marketing of tobacco products; (ii) the health effects of, the exposure to, or research, statements or warnings about, tobacco products; and

•	(iii) all monetary claims of the Settling States and their respective subdivisions and other recipients of state health care funds, relating to future conduct arising out of the use or exposure to, tobacco products that have been manufactured in the ordinary course of business.
The MSA restricts tobacco product advertising and marketing within the Settling States and otherwise restricts the activities of Participating Manufacturers. Among other things, the MSA prohibits the targeting of youth in the advertising, promotion or marketing of tobacco products; bans the use of cartoon characters in all tobacco advertising and promotion; limits each Participating Manufacturer to one tobacco brand name sponsorship during any 12-month period; bans all outdoor advertising, with certain limited exceptions; prohibits payments for tobacco product placement in various media; bans gift offers based on the purchase of tobacco products without sufficient proof that the intended recipient is an adult; prohibits Participating Manufacturers from licensing third parties to advertise tobacco brand names in any manner prohibited under the MSA; and prohibits Participating Manufacturers from using as a tobacco product brand name any nationally recognized non-tobacco brand or trade name or the names of sports teams, entertainment groups or individual celebrities.
The MSA also requires Participating Manufacturers to affirm corporate principles to comply with the MSA and to reduce underage usage of tobacco products and imposes requirements applicable to lobbying activities conducted on behalf of Participating Manufacturers.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
Vector Tobacco has no payment obligations under the MSA except to the extent its market share exceeds a base amount of approximately 0.28% of total cigarettes sold in the United States (approximately 1.0 billion cigarettes in 2007). On April 15 of any year following a year in which Vector Tobacco’s market share exceeds its base share, Vector Tobacco will pay on each excess unit an amount equal (on a per-unit basis) to that due by the OPMs for that year, subject to applicable adjustments, offsets and reductions based upon, among other things, the volume of cigarettes sold by Vector Tobacco, its relative market share and inflation. Since relative market shares are based on cigarette shipments, the best estimate of the allocation of charges under the MSA is recorded in cost of goods sold as the products are shipped. Adjustments are recorded in the period that the change becomes probable and the amount can be reasonably estimated. Vector Tobacco does not pay MSA payments on sales of the QUEST 3 product as the Company believes that QUEST 3 does not fall within the definition of a cigarette under the MSA. For the payment years, 2005 and 2006, (relating to Vector Tobacco’s 2004 and 2005 MSA obligations), the Company had no payment obligations under the MSA. Vector Tobacco has accrued $260, $5,633, and $337 for its estimated MSA obligations as of December 31, 2007, 2006, and 2005, respectively. In April 2007 Vector Tobacco paid $4,199 for its 2006 MSA obligation. Vector Tobacco has expensed $4,350 for its estimated MSA obligation for 2007 as part of cost of goods sold. Vector Tobacco prepaid $2,500 of its 2007 MSA obligation and does not anticipate paying any additional amount in 2008 relating to the 2007 MSA obligation.
In March 2008, Vector Tobacco received the preliminary bill for its 2007 MSA obligation. The bill, adjusted for certain disputed amounts was approximately $154 lower than the amount accrued at December 31, 2007, due to higher than expected industry volume.
Adjusting for the preliminary bill, Vector Tobacco’s 2007 estimated expense for its MSA obligation is $4,196 rather than the $4,350 recorded for the year ended December 31, 2007. This adjustment will be recorded in 2008 as a reduction of MSA expense recorded in cost of goods sold.
Under the payment provisions of the MSA, the Participating Manufacturers are required to pay a base annual amount of $9,000,000 in 2008 and each year thereafter (subject to applicable adjustments, offsets and reductions). These annual payments are allocated based on unit volume of domestic cigarette shipments. The payment obligations under the MSA are the several, and not joint, obligations of each Participating Manufacturer and are not the responsibility of any parent or affiliate of a Participating Manufacturer.
In March 2006, an independent economic consulting firm selected pursuant to the MSA rendered its final and non-appealable decision that the MSA was a “significant factor contributing to” the loss of market share of Participating Manufacturers for 2003. The economic consulting firm rendered the same decision with respect to 2004 and 2005. As a result, the manufacturers are entitled to a potential NPM Adjustment to their 2003, 2004, and 2005 MSA payments. A Settling State that has diligently enforced its qualifying escrow statute in that year may be able to avoid application of the NPM Adjustment to the payments made by the manufacturers for the benefit of that state or territory.
Since April 2006, notwithstanding provisions in the MSA requiring arbitration, litigation has been commenced in 49 Settling States over the issue of whether the application of the NPM Adjustment for 2003 is to be determined through litigation or arbitration. These actions relate to the potential NPM Adjustment for 2003, which the Independent Auditor under the MSA previously determined to be as much as $1.2 billion. To date, 47 of 48 courts that have decided the issue have ruled that the 2003 NPM Adjustment dispute is arbitrable and 34 of those decisions are final. In Louisiana, the Participating Manufacturers have appealed the court’s decision that the dispute was not arbitrable. There can be no assurance that Vector Tobacco will receive any adjustments as a result of these proceedings.

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
Vector Tobacco has withheld from payment $1,434 and $337 from its estimated 2006 and 2005 MSA obligations, respectively. These amounts have been fully accrued except $185 in accumulated interest.
Other Matters

Vector Tobacco’s management is unaware of any material environmental conditions affecting its existing facilities. Vector Tobacco’s management believes that current operations are conducted in material compliance with all environmental laws and regulations and other laws and regulations governing cigarette manufacturers. Compliance with federal, state and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not had a material effect on the capital expenditures, earnings or competitive position of Vector Tobacco. Vector Tobacco’s management is also unaware of any other claims that would materially affect the Company’s financial position, results of operations or cash flows.
In February 2008 an arbitration panel ruled on certain matters related to outstanding royalty payments, legal fees and licensing agreements between Vector Tobacco and a third party. The awards were fully accrued at December 31, 2007.
15.	Legislation and Regulation
Federal or state regulators may object to Vector Tobacco’s low nicotine and nicotine-free cigarette products and reduced risk cigarette products as unlawful or allege they bear deceptive or unsubstantiated product claims, and seek the removal of the products from the marketplace, or significant changes to advertising. Allegations by federal or state regulators, public health organizations and other tobacco manufacturers that Vector Tobacco’s products are unlawful, or that its public statements or advertising contain misleading or unsubstantiated health claims or product comparisons, may result in litigation or governmental proceedings. Vector Tobacco’s business may become subject to extensive domestic and international governmental regulation. Various proposals have been made for federal, state and international legislation to regulate cigarette manufacturers generally, and reduced constituent cigarettes specifically. It is possible that laws and regulations may be adopted covering issues like the manufacture, sale, distribution, advertising and labeling of tobacco products as well as any express or implied health claims associated with reduced risk and low nicotine and nicotine-free cigarette products and the use of genetically modified tobacco. A system of regulation by agencies like the FDA, the Federal Trade Commission (“FTC”) or the United States Department of Agriculture may be established. The FTC has expressed interest in the regulation of tobacco products which bear reduced carcinogen claims. The ultimate outcome of any of the foregoing cannot be predicted, but any of the foregoing could have a material adverse impact on the Company.
Vector Tobacco’s management believes that it is in compliance in all material respects with the laws regulating cigarette manufacturers.
16.	Related Party Transactions
In October 2002, the sales and marketing functions of Liggett and Vector Tobacco were combined into LVB. LVB coordinates and executes the sales, marketing and manufacturing efforts along with certain support functions for all of the Company’s tobacco operations. In conjunction with the duties performed at LVB, a portion of its sales, marketing, manufacturing, distribution, and administrative expenses have been allocated to the Company. During 2007, 2006 and 2005, Vector Tobacco expensed $4,989, $3,155 and $3,212, respectively, for services provided by LVB of which $(13) in 2005 related to restructuring costs. The remaining expenses have been classified as selling, general and

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
administrative ($4,989, $3,155 and $3,225 for the years ended December 31, 2007, 2006 and 2005, respectively).
In 2006 Vector Tobacco entered into an agreement with Vector to provide various management and administrative services to Vector Tobacco in consideration for an annual management fee. The charges for services under this agreement amounted to $500, $426 and $411 in 2007, 2006 and 2005, respectively.
Vector Tobacco records compensation expense and contributed capital for certain costs allocated to it by Vector. Such costs are associated with Vector non-qualified stock options issued to Vector Tobacco employees. Vector Tobacco recognized compensation expense within selling, general and administrative expenses of $0, $129 and $108 under this arrangement during 2007, 2006 and 2005, respectively.
Vector Tobacco and Liggett are parties to a services agreement whereby Liggett provides advisory, administrative and other services as requested by Vector Tobacco. Under the terms of the agreement, Vector Tobacco is obligated to reimburse Liggett for costs incurred. During 2005, Vector Tobacco also leased Liggett’s former research, manufacturing, and office facilities. Vector Tobacco expensed $191 in 2005 for these services and recorded this expense as selling, general and administrative expenses. During 2006 and 2005, Vector Tobacco paid Liggett approximately $156 and $191, respectively, for items such as machinery and equipment, rent and utilities, certain raw materials, marketing costs and advisory and administrative services under this services agreement.
On January 1, 2004 Vector Tobacco entered into a contract manufacturing agreement with Liggett whereby Liggett agreed to provide handling, storage, manufacturing, preparation, record-keeping, remittance of federal excise tax payments, processing of returns and other services relating to the manufacture of Vector Tobacco brands. The manufacturing agreement expired December 31, 2005, but is automatically renewed for a successive one-year term unless otherwise terminated by either party. Pricing is set forth in the manufacturing agreement based on previously determined standard costs and invoices are sent to Vector Tobacco monthly. In 2007, 2006 and 2005, Vector Tobacco purchased approximately 1.2 billion, 1.3 billion and 1.3 billion units, respectively, from Liggett and paid $32,845, $38,529 and $34,890, respectively, which included profit of $1,028, $1,190 and $1,153, respectively, to Liggett.
Vector Tobacco incurred additional expenses of approximately $3,570, $3,387, and $3,178 in 2007, 2006 and 2005, respectively, for transactions with VGR and Vector, which primarily included reimbursement of amounts paid on behalf of Vector Tobacco and interest payments on the revolving demand promissory note.
Vector Tobacco has a related party payable to Liggett of $240 and $1,414 at December 31, 2007 and 2006, respectively, relating to the manufacturing agreement.
Related party receivables for each year ended consisted of the following:

2006
Vector	$8

Related party payables for each year ended consisted of the following:

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)

	2007	2006
Liggett Group LLC	$2,998	$2,696
Liggett Vector Brands	3,322	2,552

	$6,320	$5,248

17.	Restructuring

		Asset Impairment
		Contract
	Severance	Termination,
	and Benefits	and Exit Cost	Totals
Balance as of December 31, 2004	$467	$52	$519
Restructuring charges	—	—	—
Utilized in 2005	(329)	(31)	(360)

Balance as of December 31, 2005	138	21	159

Restructuring charges	484	2,115	2,599
Utilized in 2006	(134)	(1,854)	(1,988)

Balance as of December 31, 2006	488	282	770

Restructuring charges	—	—	—
Utilized in 2007	(418)	(282)	(700)

Balance as of December 31, 2007	$70	$—	$70

In October 2003, Vector announced that it would close its Timberlake, North Carolina cigarette manufacturing facility in order to reduce excess tobacco production capacity and improve operating efficiencies company-wide. Production of the QUEST line of low nicotine and nicotine-free cigarettes, as well as production of Vector Tobacco’s other cigarette brands, was moved to Liggett’s manufacturing facility in Mebane, North Carolina.
In November 2006, Vector’s Board of Directors determined to discontinue the genetics operation of Vector Tobacco and not to pursue, at this time, FDA approval of QUEST as a smoking cessation aid, due to the projected significant additional time and expense involved in seeking such approval. In connection with this decision, the Company eliminated 12 full-time positions effective December 31, 2006. In addition, the Company terminated certain license agreements associated with the genetics operation. Notwithstanding the foregoing, Vector Tobacco is continuing its dialogue with the FDA with respect to the prospects for phase III trials. Vector Tobacco will continue to evaluate whether to proceed with phase III trials.
As a result of these actions, the Company recognized pre-tax restructuring and inventory impairment charges of approximately $2,599 during the fourth quarter of 2006. The restructuring charges include $484 relating to employee severance and benefit costs, $273 for contract termination and other associated costs, approximately $952 for asset impairment and $890 in inventory write-offs. Approximately $1,842 of these charges represents non-cash items.
18.	Stock Compensation
The Company’s parent, Vector, offers stock option plans. As of December 31, 2007, there were approximately 4,925,000 shares available for issuance under Vector’s Amended and Restated 1999

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
Long-Term Incentive Plan (the “1999 Plan”). All employees of Vector’s subsidiaries are eligible to receive grants under such plans. Vector Tobacco was allocated stock compensation expense from LVB of $15, $168, and $103 for the years ended December 31, 2007, 2006, and 2005, respectively. These amounts have been recorded in selling, general and administrative cost in the Company’s consolidated statement of operations. A rollforward of option balances has not been included because Vector Tobacco had no employees at December 31, 2007. As of December 31, 2007 LVB has employees with 693,887 options outstanding.
Prior to January 1, 2006, Vector and its subsidiaries accounted for share-based compensation plans in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” as permitted by SFAS No. 123. Vector elected to use the intrinsic value method of accounting for employee and director share-based compensation expense for its non-compensatory employee and director stock option awards and did not recognize compensation expense for the issuance of options with an exercise price equal to the market price of the underlying common stock on the date of grant.
On January 1, 2006, Vector adopted the provisions of SFAS No. 123(R), which requires Vector to value unvested stock options granted prior to the adoption of SFAS No. 123(R) under the fair value method of accounting and expense this amount in the statement of operations over the stock options’ remaining vesting period. Upon adoption, there was no cumulative adjustment for the impact of the change in accounting principles because the assumed forfeiture rate did not differ significantly from prior periods.
The fair value of option grants is estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price characteristics which are significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models do not necessarily provide a reliable single measure of the fair value of stock-based compensation awards.
The assumptions used under the Black-Scholes option pricing model in computing fair value of options are based on the expected option life considering both the contractual term of the option and expected employee exercise behavior, the interest rate associated with U.S. Treasury issues with a remaining term equal to the expected option life and the expected volatility of Vector’s common stock over the expected term of the option. There were no option grants during 2007. The assumptions used by Vector for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Risk-free interest rate	4.9%-5.0%	4.57%
Expected volatility	38.17%- 40.52%	25.82%
Dividend yield	9.96%-10.03%	7.82%
Expected holding period	6-6.75 years	10 years
Weighted average fair value	$2.14- $2.50	$2.02
Awards of options to employees under the Vector’s stock compensation plans generally vest over periods ranging from four to five years and have a term of ten years from the date of grant. The expense related to stock option compensation included in the determination of net income for the year ended December 31, 2005 differs from that which would have been recognized if the fair value method

Vector Tobacco Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2007, 2006 and 2005
(in thousands of dollars)
had been applied to all awards since the original effective date of SFAS No. 123. Had Vector elected to adopt the fair value approach as prescribed by SFAS No. 123, which charges earnings for the estimated fair value of stock options, its pro forma net income for the year ended December 31, 2005 would have been as follows:

2005
Net loss	$(18,856)
Deduct: stock options employee compensation expense not included in reported net income	(190)

Pro forma net loss	$(19,046)

In November 2005, the President of Liggett and Liggett Vector Brands was awarded a restricted stock grant of 55,125 shares of Vector’s common stock pursuant to the 1999 Plan. Pursuant to his restricted share agreement, one-fourth of the shares vested on November 1, 2006, with an additional one-fourth vesting on each of the three succeeding one-year anniversaries of the first vesting date through November 1, 2009. In the event his employment with Vector is terminated for any reason other than his death, his disability or a change of control (as defined in his restricted share agreement) of Vector, any remaining balance of the shares not previously vested will be forfeited by him. Vector recorded deferred compensation of $1,018 representing the fair market value of the restricted shares on the date of grant. Vector Tobacco recorded an expense of $25, $25 and $4 associated with the grant for the years ended December 31, 2007, 2006 and 2005, respectively. These amounts have been recorded in selling, general and administrative cost in the Company’s consolidated statement of operations.

Schedule II — Valuation and Qualifying Accounts

		Additions
	Balance at	Charged to		Balance at
	Beginning	Costs and		End of
	of Period	Expenses	Deductions	Period
		(in thousands of dollars)
Description
Year ended December 31, 2007
Allowance for:
Doubtful accounts	$5	$—	$—	$5
Cash discounts	28	2,455	2,475	8
Deferred tax valuation allowance	139,813	(931)	—	138,882
Sales returns	1,094	18	12	1,100

Total	$140,940	$1,542	$2,487	$139,995

Year ended December 31, 2006
Allowance for:
Doubtful accounts	$5	$—	$—	$5
Cash discounts	40	3,193	3,205	28
Deferred tax valuation allowance	133,420	6,393	—	139,813
Sales returns	1,599	—	505	1,094

Total	$135,064	$9,586	$3,710	$140,940

Year ended December 31, 2005
Allowance for:
Doubtful accounts	$5	$—	$—	$5
Cash discounts	3	3,208	3,171	40
Deferred tax valuation allowance	123,548	9,872	—	133,420
Sales returns	2,272	470	1,143	1,599

Total	$125,828	$13,550	$4,314	$135,064